UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2023

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 14, 2023, STAAR Surgical Company (the “Company”) furnished a copy of the presentation that was presented as part of the Company’s Investor Day on a Current Report on Form 8-K (the “Original 8-K”). The Company is furnishing this Form 8-K/A to amend the Original 8-K in order to clarify that on slide 108 the “Adjusted EBITDA EX. SBC” for 2026E is a range of $90M to $120M compared with $75M to $110M on slide 108 furnished with the Original 8-K. The updated slide and clarification states “CapEx Expected to be approximately $20-$30M Annually resulting in 2026E Free Cash Flow of approximately $75-$110M”.

A copy of the updated slide is furnished as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by this reference.

The information contained in this Form 8-K/A and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Form 8-K/A and Exhibit 99.1 is not incorporated by reference into any filings of STAAR made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections (including sales), plans, strategies, and objectives of management for 2023 through 2026 or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the third quarter and fiscal years 2023 through 2026.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to the COVID-19 pandemic and related public health measures, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2022 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of the COVID-19 pandemic on markets; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval, or to take enforcement action; international trade disputes; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

This presentation includes supplemental Non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Please refer to the Company’s Form 8-K filed on August 2, 2023, which is on file with the Securities and Exchange Commission, concerning the use of Non-GAAP Financial Measures and the applicable reconciliation tables.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Amended Slide 108 of presentation dated September 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

September 19,2023	By:	/s/ Tom Frinzi
Thomas G. Frinzi
President and Chief Executive Officer